SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date earliest event reported)          November 5, 2002
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                      Innovative Technology Acquisition Corp.
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             (exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



         0-32823                                         98-0348407
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(Commission File Number)                   (IRS Employer Identification Number)



   144 King Street East, Toronto, ON                      M5R 1G8
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(Address of principal executive offices)                 (Zip Code)


Registrant's Telephone Number, Including Area Code:    (416) 594-4441
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                                      N/A
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         (Former name or former address, if changed since last report)



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Item 5.  Other

On November 5, 2002 Innovative Technology Acquisition Corp. closed on an agreement to purchase 100% of the issued and outstanding shares of BioSource Therapeutics, Inc., a Delaware corporation with offices in New York City. BioSource Therapeutics is developing a dietary supplement that addresses the needs of people with catabolic caexiea, commonly referred to as "wasting syndrome" in diseases such as HIV/AIDS, hepatitis and cancer.

The agreement calls for the issuance of 1,456,226 common shares of Innovative of which 483,802 shall be held in escrow pending the achievement of certain milestones outlined in the contract. After closing, Innovative will have approximately 6.3 million shares outstanding. BioSource will operate as a wholly owned subsidiary.

Innovative intends to have dual product lines consisting of dietary supplements for people suffering from serious medical conditions and a line of supplements geared to enhancing the well-being of the generally healthy. This second product line will be anchored by products containing the dietary supplement Virilite. Innovative had previously acquired a license to use Virilite in functional food products.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

99.1 Purchase and Sale Agreement by and between the Shareholders of BioSource Therapeutics, Inc. and Innovative Technology Acquisition Corp.


SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      INNOVATIVE TECHNOLOGY ACQUISITION CORP.

                                       By   /s/ Randy Lebow
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                                            Randy Lebow, President

Date: November 25, 2002






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